Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-50856) pertaining to The Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, The Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, The Standard & Poor’s Savings Incentive Plan for Represented Employees, The Standard & Poor’s Employee Retirement Account Plan for Represented Employees, The Employees’ Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries and Registration Statement (Form S-8 No. 333-126465) pertaining to The Savings Incentive Plan of The McGraw-Hill Companies, Inc. and Its Subsidiaries, The Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Standard & Poor’s Savings Incentive Plan for Represented Employees, and The Standard & Poor’s Employee Retirement Account Plan for Represented Employees of our report dated July 11, 2008, with respect to the financial statements and schedule of the Standard and Poor’s 401(k) Savings and Profit Sharing Plan for Represented Employees (formerly known as the Standard & Poor’s Savings Incentive Plan for Represented Employees) included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Ernst & Young LLP

New York, New York

July 11, 2008